UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 10, 2017, RespireRx Pharmaceuticals Inc. (the “Company”) announced that the Company’s President and Chief Executive Officer, James S. Manuso, Ph.D., will be presenting at the BIO CEO & Investor Conference 2017. Dr. Manuso is scheduled to present at 1:00 p.m. Eastern Standard Time on Monday, February 13, 2017. The Conference is sponsored by the Biotechnology Innovation Organization (BIO) and will be held at the Waldorf Astoria Hotel, New York, New York on February 13 and 14, 2017.

The slide presentation that Dr. Manuso will be using at the conference is attached as Exhibit 99.1 and is being furnished and not filed pursuant to Item 7.01 of Form 8-K. The presentation will be available by live webcast that can be accessed by clicking on the investors tab on the Company’s web-site (www.respirerx.com), and following the links and instructions in the press release announcing this presentation or by going to:

http://www.veracast.com/webcasts/bio/ceoinvestor2017/36118482417.cfm

The webcast replay will be available one hour after conclusion of the live event and the replay will expire on May 15, 2017. The press release announcing the Company’s participation in the conference is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPIRERX PHARMACEUTICALS INC.
Date: February 10, 2017
	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Slide Presentation*
99.2	Press Release dated February 10, 2017*

* Furnished herewith.